                              FOR: WATSON PHARMACEUTICALS, INC.

                              APPROVED BY: Allen Chao, Ph.D.
                                           Chairman, Chief Executive Officer and
                                           President
                                           Watson Pharmaceuticals, Inc.
                                           (909) 270-1400

                              CONTACTS:    Morgen-Walke Associates, Inc.
                                           Carolyn Bass, Jim Byers, Doug Sherk
                                           (415) 296-7383
FOR IMMEDIATE RELEASE                      Sandra Badurina, Deborah Szajngarten
                                           (212) 850-5600

            WATSON PHARMACEUTICALS POSTS RECORD FIRST QUARTER RESULTS

                      SALES UP 108%, EARNINGS INCREASE 42%

        STRONG QUARTERLY PERFORMANCE AND COMPLETION OF RUGBY ACQUISITION
                             HIGHLIGHT FIRST PERIOD

CORONA, CA - April 30, 1998 - Watson Pharmaceuticals, Inc. (NYSE: WPI) today reported record results, exclusive of special acquisition-related charges, for the first quarter ended March 31, 1998. This represents Watson's 21st consecutive quarter of record results since its initial public offering in February 1993.

        Product sales in the first quarter of 1998 were $121.9 million, up 108% from the same period last year. The 1998 period included sales generated from the branded products acquired in the second half of 1997. Exclusive of special charges in both the 1998 and 1997 periods, net income was $30.6 million and diluted earnings per share were $0.34 in the first quarter of 1998, compared to net income of $21.4 million and diluted earnings per share of $0.24 in the 1997 period. On this basis, diluted earnings per share rose 42% in the first quarter of 1998, as compared with the first quarter of last year. The 1998 results exclude a special charge of $18.8 million for the write-off of in-process research and development associated with the acquisition of The Rugby Group, Inc. ("Rugby") and its wholly owned subsidiary, Chelsea Laboratories, Inc., which was completed on February 27, 1998. A special charge was also recorded in

                                   [continued]
the 1997 period of $8.9 million, related to the February 1997 merger with Oclassen Pharmaceuticals, Inc. With these special charges included in both periods, reported diluted earnings per share were $0.13 per share in the first quarter of 1998, compared to $0.16 per share in the same period of 1997.

        The following table presents the Company's unaudited statements of income for the three months ended March 31, 1998 and 1997. These results exclude the special acquisition and merger-related charges and have been adjusted for the two-for-one stock split in October 1997 (in thousands, except earnings per share).

                                                   Three Months Ended
                                                        March 31,
                                                   1998           1997
                                               ------------   ------------
         Product sales                          $  121,872     $   58,699
         Cost of sales                              45,100         25,688
                                                ----------     ----------

              Gross profit                          76,772         33,011

         Royalty income                                             7,041


         Operating expenses                         31,022         15,043
                                                ----------     ----------

              Operating income                      45,750         25,009

         Equity in earnings of joint ventures        1,610          4,135
         Investment and other income                 1,005          3,515
                                                ----------     ----------

              Pre-tax income                        48,365         32,659

         Income tax provision                       17,750         11,272
                                                ----------     ----------

              Net income                        $   30,615     $   21,387
                                                ==========     ==========

         Basic earnings per share               $     0.35     $     0.25
                                                ==========     ==========

         Diluted earnings per share             $     0.34     $     0.24
                                                ==========     ==========


                                   [continued]

        "During the first quarter, Watson enjoyed strong brand sales from our Primary Care, Women's Health and Dermatology units. Our sales of off-patent products also increased with the addition of Rugby's product portfolio, as well as increased sales of a number of our existing off-patent products", commented Dr. Allen Chao, Chairman, Chief Executive Officer and President.

        Dr. Chao continued, "The business and product acquisitions completed thus far provide Watson with a balanced portfolio of brand and off-patent products. Our diversified revenue base and increased sales and marketing capabilities have strengthened the Company for future growth."

        The Securities and Exchange Commission (SEC) encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Due to changing market conditions, product competition, the nature of product development and regulatory approval processes, the achievement of forward-looking statements contained in this press release are subject to risks and uncertainties. For further details and a discussion of these risks and uncertainties, see Watson's SEC filings, including its 1997 annual report on Form 10-K and all Form 8-K filings in 1997 and 1998.

        Watson Pharmaceuticals, Inc., headquartered in Corona, CA, is engaged in the development, manufacture and sale of off-patent and proprietary pharmaceutical products.

        This and past press releases of Watson Pharmaceuticals, Inc. are available at Watson's web site at www.watsonpharm.com. In addition, press releases are available through PR Newswire's Company News On-Call fax service at
(800) 758-5804, extension 112856, and at www.prnewswire.com.

                                      # # #

                               (Tables to follow)

                          WATSON PHARMACEUTICALS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
              (UNAUDITED, IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                  ----------------------
                                                       1998         1997
                                                  ----------------------
Product sales                                     $ 121,872     $ 58,699
Cost of sales                                        45,100       25,688
                                                  -----------------------
                       Gross profit                  76,772       33,011
                                                  -----------------------

Royalty income                                                     7,041
                                                            -------------

Operating expenses:
    Research & development                            5,648        4,619
    Selling, general & administrative                20,757       10,424
    Amortization of product rights                    4,617
    Charge for acquired in-process
         research and development (1)                18,790
    Merger expenses (1)                                            8,897
                                                  -----------------------
    Total operating expenses                         49,812       23,940
                                                  -----------------------

                       Operating income              26,960       16,112
Other income:
    Equity in earnings of joint ventures              1,610        4,135
    Interest and other income                         1,005        3,515
                                                  -----------------------
    Total other income                                2,615        7,650
                                                  -----------------------

      Income before income tax provision             29,575       23,762

Provision for income taxes                           17,750        9,711
                                                  -----------------------

                       Net income                 $  11,825     $ 14,051
                                                  =======================

     BASIC EARNINGS PER SHARE                     $    0.13     $   0.16
                                                  =======================

     DILUTED EARNINGS PER SHARE                   $    0.13     $   0.16
                                                  =======================
     Weighted average shares
     outstanding, no dilution                        88,301       86,279
                                                  =======================
     Weighted average shares
     outstanding, diluted basis                      90,588       88,377
                                                  =======================

(1) - Special, non-recurring charges related to acquisitions in 1998 and 1997.

      All share and per share amounts adjusted for the two-for-one stock split in October 1997.


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                  MAR. 31,     DEC. 31,
ASSETS                                              1998         1997
                                                 ---------    ---------
    Current assets                               $ 203,509    $ 246,789
    Property & equipment, net                       93,113       88,004
    Investments and other assets                   116,461      131,083
    Product rights and other intangibles           362,575      289,129
                                                 -----------------------

                                                 $ 775,658    $ 755,005
                                                 =======================
LIABILITIES & STOCKHOLDERS' EQUITY
    Current liabilities                          $ 130,196     $ 99,840
    Long-term liabilities                           50,001       90,131
    Stockholders' equity                           595,461      565,034
                                                 -----------------------

                                                 $ 775,658    $ 755,005
                                                 =======================